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                                                                    EX-99.g.1.ix

                                    AMENDMENT

                                 [JPMORGAN LOGO]

JPMORGAN CHASE BANK
4 New York Plaza
New York, NY   10004

As of ___________________, 2004

The UBS Funds
One North Wacker Drive
Chicago, IL  60606

       RE: AMENDMENT TO THE MULTIPLE SERVICES AGREEMENT SECURITIES LENDING
           AUTHORIZATION DATED JULY 15, 1997 - TO REFLECT TE ADDITION OF SERIES, NAME CHANGES TO SERIES AND ELIMINATION OF SERIES

Dear Sirs:

We refer to the Amendment to the Multiple Services Agreement Securities Lending Authorization dated July 15, 1997 (the "Securities Lending Authorization") between JPMorgan Chase Bank (the "Custodian"), as successor to the Morgan Stanley Trust Company, and The UBS Funds (the "Client"). The parties hereby agree as follows:

       1. Schedule A is replaced in its entirety with Schedule A attached hereto.

The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

Please evidence your acceptance of the terms of this letter by signing below and returning one copy to _____________________, J.P. Morgan Investor Services Co., 73 Tremont St., Boston, MA 02108.

                                                     Very truly yours,

                                                     JPMORGAN CHASE BANK

                                                     By:
                                                         -------------------
                                                     Name:
                                                     Title: Vice President

Accepted and Agreed:

THE UBS FUNDS

By:
    -----------------------------
Name:  Joseph Malone
Title: Treasurer and Principal Accounting Officer

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                                   SCHEDULE A

                                        MAXIMUM PERMISSIBLE         MAXIMUM PERMISSIBLE
                                         LOAN PERCENTAGE -           LOAN PERCENTAGE -
ACCOUNT                                     TOTAL FUND                  SINGLE ISSUE
-------
THE UBS FUNDS

UBS U.S. Bond Fund                    33 1/3% of total assets

UBS High Yield Fund                   33 1/3% of total assets

UBS U.S. Large Cap Equity Fund        33 1/3% of total assets

UBS U.S. Large Cap Growth Fund        33 1/3% of total assets

UBS U.S. Small Cap Growth Fund        33 1/3% of total assets

UBS U.S. Small Cap Equity Fund        33 1/3% of total assets

UBS U.S. Real Estate Equity Fund      33 1/3% of total assets

UBS Global Allocation Fund            33 1/3% of total assets

UBS Global Equity Fund                33 1/3% of total assets

UBS Global Bond Fund                  33 1/3% of total assets

UBS International Equity Fund         33 1/3% of total assets

UBS Emerging Markets Debt Fund        33 1/3% of total assets

UBS Emerging Markets Equity Fund      33 1/3% of total assets

UBS Dynamic Alpha Fund                33 1/3% of total assets

* U.S. Equity Securities                                                     80%
* All other Securities                                                      100%